UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 29, 2026

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10865 Road to the Cure, Suite 150, San Diego, California (Address of principal executive offices)	92121 (Zip Code)

(858) 727-1755

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Global Select Market

Item 8.01.  Other Events.

Phase 3 Peer-Review Publication; Update to Statistical Model for LVEF

On July 29, 2026, Capricor Therapeutics, Inc. ("Capricor" or the "Company") issued a press release announcing the publication in The Lancet of the final one-year results from its HOPE-3, Phase 3 clinical trial evaluating Deramiocel, its investigational cell therapy for the treatment of Duchenne muscular dystrophy ("DMD"). The manuscript underwent independent peer review, providing external validation of the trial's statistical methodology and findings. The results, which have now been published, are based on the Company’s prespecified Statistical Analysis Plan version 3.0 ("SAP 3.0").

As part of its ongoing dialogue with the FDA regarding the HOPE-3 data, and in connection with the peer review process with The Lancet, the Company identified an update to the statistical model used in its analysis of left ventricular ejection fraction ("LVEF"), the key secondary endpoint of the study. Under the revised model, LVEF yields a p=0.09 (1.8 percentage point treatment difference), compared to p=0.04 previously reported (2.4 percentage point treatment difference). In the pre-specified cardiomyopathy subgroup, the result is nominally significant at p=0.02 (2.8 percentage point treatment difference). The other additional type-1 error-controlled endpoints will be characterized as nominally significant under applicable hierarchical testing procedures. The primary efficacy endpoint result and all other trial data remain unchanged.

A copy of the press release has been filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Bioresearch Monitoring (BIMO) Inspection

On July 4, 2026, the Company was notified by the FDA of a Bioresearch Monitoring (BIMO) inspection of the Company’s clinical operations related to its Biologics License Application for Deramiocel for the treatment of DMD. The inspection commenced on July 6, 2026 and concluded on July 20, 2026.

At the conclusion of the inspection, the FDA issued a Form FDA 483, Notice of Inspectional Observations, citing one observation relating primarily to the Company's standard operating procedures, documentation practices, vendor oversight, and audit report timeliness in connection with the conduct of the HOPE-3 clinical trial. The Company does not believe the observation affects the integrity or reliability of the HOPE-3 data. The Company is preparing its formal response and intends to respond completely in a timely manner.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, titled “The Lancet Publishes HOPE-3 Data for Capricor Therapeutics’ Deramiocel in Duchenne Muscular Dystrophy”, dated July 29, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: July 29, 2026	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

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